Exhibit 10.1

2016 Bonus Awards and Supplemental Bonus Awards
Name and Title	2016 Annual Salary	Goal Bonus at 100%	Bonus Awarded	Bonus Amount	Supplemental Bonus Amount
Charles J. Link, Jr., M.D.	$659,900	$461,930	50%	$230,965	$55,000
Chairman of the Board and Chief Executive and Scientific Officer
Nicholas N. Vahanian, M.D.	$574,300	$287,150	50%	$143,575	$43,000
Director, President and Chief Medical Officer
John B. Henneman, III	$423,600	$169,440	50%	$84,720	$26,250
Chief Financial Officer
Carl Langren	$277,500	$83,250	50%	$41,625	$12,625
Vice President of Finance
Brian Wiley	$370,700	$129,745	50%	$64,873	$19,525
Chief Commercial Officer